SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                   _______________________________
                               FORM S-8
                        REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

                       Banner Aerospace, Inc.
                   _____________________________
     (Exact name of registrant as specified in its charter)

       DELAWARE                                95-2039311
 _________________________________________________________________
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

  300 West Service Road, Washington Dulles International Airport,
      Chantilly VA 20153; P.O. Box 20260 Washington DC 20041
    ____________________________________________________________
             (Address of Principal Executive Offices)

                    1996 BANNER AEROSPACE, INC.
             NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                       (the "1996 NED Plan")

                    1990 NON-QUALIFIED & INCENTIVE
              STOCK-OPTION PLAN OF BANNER AEROSPACE, INC.
                         (the "1990 Plan")

      STOCK OPTIONS AWARDED TO NON-EMPLOYEE DIRECTORS PREVIOUSLY
       APPROVED BY THE OF STOCKHOLDERS OF BANNER AEROSPACE, INC.
                       (the "NED Stock Options")
     ____________________________________________________________
             (Full title of the Plans -- Three Plans)

                       WARREN D. PERSAVICH
        Senior Vice President and Chief Financial Officer
      c/o Banner Aerospace, Inc. / Telephone (703) 478-5790
  300 West Service Road, Washington Dulles International Airport,
      Chantilly VA 20153; P.O. Box 20260 Washington DC 20041
     ____________________________________________________________
     (Name, address and telephone number of agent for service)

        Copies to:  Donald E. Miller, Esq.(General Counsel)
      c/o Banner Aerospace, Inc. / Telephone (703) 478-5790
  300 West Service Road, Washington Dulles International Airport,
      Chantilly VA 20153; P.O. Box 20260 Washington DC 20041

The filing date of this document is January 23, 1997.

               CALCULATION OF REGISTRATION FEE


         ---------------------------------------------------------
                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities     Amount        Offering    Aggregate   Amount of
to be          to be         Price       Offering    Registration
Registered     Registered    Per Share   Price       Fee

Common Stock,  1,170,000
par value      shares        $9.25      $10,822,500  $3,279.55
$1.00          (a)            (b)        (c)          (d)

-------------------
     (a) This is the aggregate maximum number of shares of Common Stock authorized to be issued under each plan, as follows:
1990 Plan 1,000,000; 1996 NED Plan, 150,000 shares; NED Stock
Options, 20,000 shares; subject in each case to adjustments for stock splits or other forms of recapitalization. [Note: The aggregate number of shares that have been issued or are issuable under the 1990 Plan is 2,000,000 shares. 1,000,000 shares were previously registered, and 1,000,000 shares are being registered hereby.]

     (b) Represents the average of the high and low prices for Banner Aerospace, Inc. Common Stock as reported on the consolidated system of the New York Stock Exchange on January 21, 1997 (a date five days within the filing date of this Registration Statement).

     (c) This amount is computed by multiplying 1,170,000 (a) times $9.25(b).

     (d) This is one-thirty-third of one-percent of $10,822,500(c).

________________________________________________________________

                CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of:

     (1)     PART 1-A:     Information Required in the Section
10(a)  Prospectus.

     (2)     PART 1-B:     Reoffer Prospectus Under Part I of Form
S-3 for Reoffers and Resales by Selling Stockholders.

     (2)     PART 2:       Information Required in the Registration
Statement.

     (3)     PART 3:       Exhibits


_________________________________________________________________



                           PART 1-A
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

This Registration Statement filed by Banner Aerospace, Inc., a
Delaware corporation (the "Company"), relates to the following stock option plans (collectively, the "Plans"):

1     Banner Aerospace, Inc. Non-Employee Director Stock Option
Plan (the "1996 NED Plan"), approved by the Stockholders on
September 13, 1996. The 1996 NED Plan provides for the issuance of stock options for up to 150,000 shares of the Company's Common
Stock, par value $1 per share (the "Common Stock").

     2. 1990 Non-Qualified & Incentive Stock-Option Plan of Banner Aerospace, Inc. (the "1990 Plan"). The 1990 Plan was originally adopted as of August 2, 1990, authorizing the issuance of up to 1,000,000 shares of Common Stock under the 1990 Plan. The 1990 Plan was amended at the Company's Annual Meeting of Stockholders held on September 13, 1996, pursuant to which an additional 1,000,000 shares of Common Stock may be issued under the 1990 Plan. Such additional 1,000,0000 shares are being registered pursuant to this Registration Statement.

     3. Outside of the 1990 Plan and the 1996 NED Plan, the Company issued stock options for 20,000 shares of Common Stock to outside directors("NED Stock Options"). Such NED Stock Options were approved by the Company's Stockholders at the Annual Meeting held in September, 1996.

Document(s) containing the information specified in Form S-8, Part I, Item 1, will be sent or given to participants in each of the Plans as specified by Rule 428(b)(1). In accordance with the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission.

     Item 2.     Registrant Information and Employee Plan Annual
Information.

Participants in each of the Plans are entitled to obtain
information about the respective Plans and about the Company, consistent with the requirements of Rule 428(b). The Company shall advise participants of each of the Plans, in writing, of the address for such information.
          _______________________________________________________

                            PART 1-B
           Reoffer Prospectus Under Part I of Form S-3
        for Reoffers and Resales by Selling Stockholders.

Explanatory Note.


This Reoffer Prospectus prepared in accordance with the requirements of Part I of From S-3 relates to the reoffer or resale by certain Selling Stockholders of certain shares of the Company's Common Stock covered by the Registration Statement prepared in accordance with the requirements of Form S-8.
-----------------------------------------------------------------
                         REOFFER PROSPECTUS

                       BANNER AEROSPACE, INC.
  300 West Service Road, Washington Dulles International Airport,
      Chantilly, VA 20153; P.O. Box 20260, Washington, DC 20041
                     Telephone:  (703) 478-5790

                   1,170,000 Shares of Common Stock

This prospectus relates to the reoffer and resale of 1,170,000 shares ("Shares") of Common Stock, par value $1.00 per share ("Common Stock"), of Banner Aerospace, Inc. (the "Company"), which may be issued from time to time by the Company to the selling stockholders named herein (the "Selling Stockholders") pursuant to the exercise of stock options under the Company's stock option plans (the "Stock Option Plans"), which may be reoffered and resold by the Selling Stockholders from time to time for their own benefit. The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Stockholders.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS REOFFER PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

The date of this Reoffer Prospectus is January 23, 1997.



                      AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, and at its regional offices at 500 West Madison Street. Suite 1400, Chicago, Illinois, 60621, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549 upon payment of a prescribed fee.

The Common Stock is listed on the New York Stock Exchange ("NYSE"). Reports and other information concerning the Company are available for inspection and copying at the offices of the NYSE, 20 Broad
Street, New York, New York, 10005.

The Company will provide without charge to each person to whom copies of this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospects and any Registration Statement containing this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in this Reoffer Prospectus or any Registration Statement containing this Reoffer Prospectus). Such requests should be made to the Company's Secretary, Banner Aerospace, Inc., Telephone (703) 478-5790, 300 West Service Road, Washington Dulles International Airport, Chantilly, VA 20153; P.O. Box 20260 Washington DC 20041.

                         USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Stockholders.

                       SELLING STOCKHOLDERS

The Selling Stockholders are officers and directors selling Shares obtained pursuant to the Stock Option Plans in cases where such persons are deemed "affiliates" of the Company, and/or in cases where the number of Shares being sold by such persons exceed the limitations set forth in Rule 144 of the Securities Act.

As of January, 1997, the following persons may be deemed Selling
Stockholders:

Michael T. Alcox -- has served as a Director of the Company since 1990. He served as Vice President of the Company from March 1990 through May 1990. Mr. Alcox is also an officer and director of The Fairchild Corporation (of which the Company is a consolidated subsidiary).

Warren Persavich -- has served as Senior Vice President and Chief
Financial Officer of the Company since June 1990 and as a Director since March 1990. From March 1990 to June 1990, he served as Vice
President of the Company.

Eric Steiner -- has served as a Director of the Company since 1992. Mr. Steiner is also an officer and director of The Fairchild
Corporation (of which the Company is a consolidated subsidiary).

Jeffrey Steiner -- has served as Chairman of the Board, Chief Executive Officer and President of the Company since September 1993. He served as Vice Chairman of the Board of the Company from August 1990 to September 1993. Mr. Steiner is also a substantial shareholder, officer and director of The Fairchild Corporation (of which the Company is a consolidated subsidiary).

John Wertz -- has served as Senior Vice President and Chief
Operating Officer of the Company since August 1993 and as a Director since 1993.

Stock Ownership of Selling Stockholders as of December 31, 1996:
The following paragraphs set forth, as of December 31, 1996: (i) the number of shares of Common Stock beneficially owned by each Selling Stockholder (including vested stock options, and excluding non-vested stock options); (ii) the percent of Common Stock beneficially held by each Selling Stockholder (including vested stock options, and excluding non-vested stock options); and (iii) the number of shares issuable to each of the Selling Stockholders pursuant to unexercised stock options under the Company's Stock Option Plans (including vested and non-vested stock options):

Michael T. Alcox
(i) Number of shares: 45,000 (includes vested options for 12,000 shares)
(ii) Percent of Class of Common Stock:  0.19%
(iii) Shares Underlying Unexercised Stock Options: 12,000 vested stock options; - 0 - non-vested stock options.

Warren Persavich
(i) Number of shares: 84,000 (includes vested options for 62,000 shares)
(ii) Percent of Class of Common Stock: 0.36%
(iii) Shares Underlying Unexercised Stock Options: 62,000 vested stock options; 64,000 non-vested stock options.

Eric Steiner
(i) Number of shares: 17,500 (includes vested options for 15,000 shares)
(ii) Percent of Class of Common Stock:  0.07%
(iii) Shares Underlying Unexercised Stock Options: 15,000 vested stock options; -0- non-vested stock options.

Jeffrey Steiner
Number of shares beneficially owned: 14,099,624. (Includes 111,112 shares owed of record by Mr. J. Steiner and 2,035 shares owed by Mr. J. Steiner through the Company's Savings and Retirement Plan. Also includes 13,886,477 shares owned directly or indirectly by The Fairchild Corporation; Mr. J. Steiner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes vested options for 100,000 shares). Percent of class of Common Stock: 59.97%.
Number of Shares Underlying Unexercised Stock Options: 100,000 vested stock options; 205,000 non-vested stock options.

John Wertz
(i) Number of shares: 88,333 (includes vested options for 58,333 shares)
(ii) Percent of Class of Common Stock:  0.38%
(iii) Shares Underlying Unexercised Stock Options: 58,333 vested stock options; 56,667 non-vested stock options.


Because the Selling Stockholders may sell all or some of the Shares they hold from time-to-time pursuant to this Reoffer Prospectus, and the fact that this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the exact number of Shares that will be held by the Selling Stockholders upon termination of this offering. See "Plan of Distribution."

                       PLAN OF DISTRIBUTION
There is no present plan of distribution. It is anticipated that, from time to time, the Selling Stockholders may sell all or part of the Shares of Common Stock covered by this Reoffer Prospectus on the NYSE at prices and terms prevailing at the time of such sale. Any such sale may be made through broker-dealers acting as agents in ordinary brokerage transactions. The Selling Stockholders will pay brokerage commissions or discounts with respect to the sale of Shares in amounts customary for the type of transactions effected. In addition to sales sunder this Reoffer Prospectus, the Selling Stockholders may also effect sales of Shares of Common Stock covered by this Prospectus pursuant to Rule 144 of the Securities Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the Shares of Common Stock covered by this Reoffer Prospectus has been passed upon for the Company by Foley, Hoag &
Eliot LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this Reoffer Prospectus:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(d) All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this Reoffer
Prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company's By-Laws provide for indemnification, to the extent permitted by Delaware General Corporation Law Section 145, of the Company's directors, officers, employees or agents ("Representatives") against expenses reasonably incurred by a Representative with respect to civil, criminal, administrative or investigative actions, suits or proceedings related to their functions as Company Representatives. As a condition to such indemnification, the Representative must have acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company. As a condition to such indemnification in criminal actions, the Representative must have had no reasonable cause to believe his conduct was unlawful.

With respect to causes of action against a Representative by the Company or by a third party in the name of the Company (such as shareholder derivative suits) (collectively, "Company Suits"), the Company's By-Laws provide that no indemnification may be made for a Company Suit in which a Representative is adjudged to be liable for negligence or misconduct in the performance of his duties, unless the Delaware Court of Chancery or the Court in which the Company Suit was brought determines that despite such adjudication and in view of all the circumstances of the case, the Representative is fairly and reasonably entitled to such indemnity.

The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by the Company's officers and directors in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the
Securities Act and is therefore unenforceable.
                               ***

End of Reoffer Prospectus
-----------------------------------------------------------------

                             PART 2
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     b-1     The Company's Quarterly Report on Form 10-Q for the
quarter ended June 30, 1996.

     b-2     The Company's Quarterly Report on Form 10-Q for the
quarter ended September 30, 1996.

     b-2.     All other reports filed by the Company with the
Securities and Exchange Commission since September 30, 1996 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     c. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A dated June 20, 1990, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold) shall be deemed incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filling of such documents.

Item 4.     Description of Securities.

Not applicable.


Item 5.     Interests of Named Experts and Counsel.

The validity of the shares of Common Stock covered by this Registration Statement has been passed upon for the Company by Foley, Hoag & Eliot LLP.

Item 6.     Indemnification of Directors and Officers.

Please see discussion in the Reoffer Prospectus included in this Registration Statement, under caption "INDEMNIFICATION OF DIRECTORS AND OFFICERS," for a description of the Company's by-law provisions regarding directors and officers indemnification.

Item 7.     Exemption for Registration Claimed.

Not applicable.

Item 8.     Exhibits.

4     Instruments defining the rights of security holders:

(1) The Company's Articles of Incorporation (and amendments thereto) and Bylaws are incorporated herein by reference to: (i) Exhibits 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) of the Company's Registration Statement No. 33-34775 on Form S-1, effective July 26, 1990; and (ii) Exhibit 3(a) of the Company's quarterly report on Form 10-Q dated September 4, 1990.

(2) Specimen of Definitive Common Stock Certificate is incorporated herein by reference to Exhibit 4(b) included in the Company's Registration Statement No. 33-34775 on Form S-1, effective July 26, 1990.

5     Opinion re legality

(1)     Opinion of Foley, Hoag & Eliot LLP, dated January 23, 1997.
*

23     Consents of Experts and Counsel

(1) Consent of Arthur Andersen LLP, independent public accountants. *

(2) Consent of Foley, Hoag & Eliot LLP (contained in the opinion of counsel filed as Exhibit 5(1) hereto).

24     Power of Attorney

(1) Power of Attorney by members of the Company's Board of Directors regarding amendments to this Registration Statement, contained as part of the signatures to this Registration Statement.

-----------------
*     Filed herewith

Item 9.     Undertakings

(a)     The Company hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) To reflect in the prospectus any facts or event arising after the effective date of this Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (including the indemnification provisions described in Item 6 of this Registration Statement), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                      SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on January 23, 1997.

Banner Aerospace, Inc.

By: ___/s/______________
     Warren D. Persavich
     Senior Vice President and Chief Financial Officer

                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren D. Persavich and Eugene W. Juris, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstituion, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date

___/s/_______________    Director,                     1/23/97
Jeffrey J. Steiner       Chairman and
                         Chief Executive Officer
                         (Principal Executive Officer)

__/s/________________    Director,                     1/23/97
John C. Wertz            Senior Vice President and
                         Chief Operating Officer

__/s/________________    Director,                     1/23/97
Warren D. Persavich      Senior Vice President and
                         Chief Financial Officer
                         (Principal Financial Officer)

__/s/________________    Vice President -- Finance     1/23/97
Eugene W. Juris          and Secretary
                         (Principal Accounting Officer)

__/s/________________     Director                     1/23/97
Michael T. Alcox

_/s/_________________     Director                     1/23/97
Frederick W. Bradley, Jr.

_/s/____________________  Director                     1/23/97
Steven L. Gerard

_/s/____________________  Director                     1/23/97
Charles M. Haar

_/s/____________________  Director                     1/23/97
Philippe Hercot

_/s/____________________  Director                     1/23/97
Samuel J. Krasney

_/S/____________________  Director                     1/23/97
Eric I. Steiner

_/S/____________________  Director                     1/23/97
Leonard Toboroff


                                EXHIBIT INDEX


Exhibit No.                                               Page

4(1)     The Company's Articles of Incorporation
          (and amendments thereto) and Bylaws             *

4(2)     Specimen of Definitive
         Common Stock Certificate                        **

5(1)     Opinion of Foley,Hoag & Eliot LLP               __

23(1)     Consent of Arthur Andersen LLP                 __

23(2)     Consent of Foley, Hoag & Eliot LLP             ***

24(1)     Power of Attorney                              ****

* Incorporated by reference to: (i) Exhibits 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) of the Company's Registration Statement No. 33-34775 on Form S-1, effective July 26, 1990; and (ii) Exhibit 3(a) of the Company's quarterly report on Form 10-Q dated September 4, 1990.

**     Incorporated by reference to Exhibit 4(b) included in the
Company's Registration Statement No. 33-34775 on Form S-1, effective July 26, 1990.

***    Included in Exhibit (5)1.

****     Contained as part of the signatures to this Registration
Statement.
Exhibit 5.1

January 23, 1997

By Hand Delivery

Banner Aerospace, Inc.
Washington Dulles International Airport
300 West Service Road
Chantilly, VA  20153

Re:  Banner Aerospace, Inc.

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed today with the Securities and Exchange Commission by Banner Aerospace, Inc., a Delaware corporation (the "Company") relating to: (i) 1,000,000 shares of the Company's Common Stock (the "Common Stock") issuable pursuant to the Company's 1990 Non-Qualified and Incentive Stock Option Plan, amended as of May 29, 1996 (the "ISO Plan"); (ii) 150,000 shares of the Company's Common Stock issuable pursuant to the Company's 1996 Non-Employee Directors' Stock Option Plan (the "NED Plan"); and (ii) 20,000 stock options awarded to non-employee directors outside of the ISO Plan and NED Plan (the "NED Stock Options") (the ISO Plan, the NED Plan and the NED Stock Options are hereinafter collectively referred to as the "Plans").

We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, the records of all meetings and consents of its Board of Directors and stockholders relating to the adoption and approval of the Plans and the authorization for the filing of the S-8 Registration Statement, including, without limitation, minutes of a meeting of the Board of Directors of the Company held on January 10, 1997. We have examined a Certificate of Secretary of the Company of even date herewith and such other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion.

Based upon the foregoing, we are of the opinion that (a) the Company has corporate power adequate for the issuance in the manner set forth in the S-8 Registration Statement of the 1,170,000 shares of its Common Stock to be issued pursuant to the Plans and offered pursuant to the S-8 Registration Statement, (b) the Company has taken all necessary corporate action required to authorize the issuance and sale of such 1,170,000 shares and (c) upon the issuance and sale of such shares pursuant to the Plans, such shares will be validly and legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the S-
8 Registration Statement.

Very truly yours,

Foley, Hoag & Eliot LLP

__/s/________________________
A Partner
Exhibit 23(a)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 22, 1996, included in Banner Aerospace, Inc.'s
Form 10-K for the year ended March 31, 1996, and to all references to our Firm included in this registration statement.

                                 Arthur Andersen LLP
                                         /s/
                                 Cleveland, Ohio
                                 January 22, 1997